Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Completes $27.5 Million Debt Refinancing

Terms Defer Principal Repayment and Lock In Lower Interest Rate

PARSIPPANY, N.J., May 3, 2012 - Pacira Pharmaceuticals, Inc. (Nasdaq: PCRX) today announced that it has secured a $27.5 million debt financing facility through Oxford Finance. Pacira will use the proceeds from this financing to refinance the remaining principal of its outstanding term loan and for general corporate purposes. The refinancing allows Pacira to defer the first monthly payment of principal until December 1, 2013. In addition, the refinancing was achieved at a lower interest rate compared to the existing term loan rate and the interest rate is fixed, eliminating any future interest rate risk.

“This debt refinancing, coupled with our recently announced equity financing that resulted in $63.2 million of net proceeds, secures the strong balance sheet that we need to fully leverage the value-generating opportunities inherent in EXPAREL® (bupivacaine liposome injectable suspension),” said James S. Scibetta, chief financial officer of Pacira. “We recently launched EXPAREL in the United States, and we will have six quarters of sales behind us by the time our initial monthly principal obligation begins at the end of 2013. Our reinforced balance sheet should also allow us to expand the indications for EXPAREL and pursue potential ex-U.S. partnerships from a position of strength.”

The facility includes an interest rate of 9.75% and requires monthly interest-only payments until December 2013, followed by a 30-month principal amortization period. In addition, Oxford Finance will receive warrants to purchase an aggregate of 162,885 shares of Pacira common stock at an exercise price of $10.97.

The description of the debt financing in this press release does not purport to be a complete description. The statements in this press release are qualified in their entirety by reference to the description of the debt financing transaction contained in a Current Report on Form 8-K filed by Pacira with the Securities and Exchange Commission and the debt financing documents that will be attached as exhibits to the Quarterly Report on Form 10-Q that will be filed by Pacira with the SEC.

About Pacira

Pacira Pharmaceuticals, Inc. (Nasdaq: PCRX) is an emerging specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s current emphasis is the development of non-opioid products for postsurgical pain control, and its lead product, EXPAREL® (bupivacaine liposome injectable suspension), was commercially launched in the United States in April 2012. EXPAREL and two other commercially available products have utilized the Pacira proprietary product delivery technology DepoFoam®, a unique platform that encapsulates drugs without altering their molecular structure and then releases them over a desired period of time. Additional information about Pacira is available at http://www.pacira.com.

Forward-looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to expanding the indications for EXPAREL and entering into potential ex-U.S. partnerships. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, the adequacy of available cash and available amounts under our credit facilities to meet our future liquidity needs, our ability to successfully research, develop and obtain and maintain regulatory approvals for our product candidates and general economic and industry conditions. Additional risks and uncertainties relating to the proposed offering, Pacira and our business are discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

SOURCE: Pacira Pharmaceuticals, Inc.

Company Contact:

Pacira Pharmaceuticals, Inc.

James S. Scibetta, 973-254-3570

or

Media Contact:

Pure Communications Inc.

Dan Budwick, 973-271-6085